Exhibit 99.1
Contact Info:
Media: Shep Doniger 561 637 5750; sdoniger@bdcginc.com
Celsius Holdings, Inc.: Jan Norelid 866 4-celsius; jnorelid@celsius.com
Investor Information: Jan Norelid 561 276 2239; investor@celsius.com

4th CLINICAL STUDY ON CELSIUS SHOWS ADDITIONAL BENEFITS WITH EXERCISE
Celsius enhances 10-week exercise program;
delivering more loss of fat mass and more gain of muscle mass

Delray Beach, FL –June 10, 2008 – Celsius Holdings, Inc. (OTC BB: CSUH.OB) is pleased to report on the preliminary results of yet another completed phase of scientific research, conducted at the Metabolic and Body Composition Laboratory of the Department of Health and Exercise Science, at the University of Oklahoma (Norman, OK).  At a meeting of the International Society of Sports Nutrition held in Las Vegas, Nevada, a fourth clinical study of Celsius, the original calorie burning beverage, was unveiled showing that consumption of Celsius® as a pre-workout beverage resulted in dramatic improvements in the benefits of exercise among a test group of previously sedentary individuals. The first phase of the study showed that drinking a single 12oz. serving of Celsius per day for 10 weeks dramatically improves the benefits of light to moderate exercise.  The test subjects consuming Celsius lost significantly more fat mass and gained more muscle mass than subjects drinking the placebo, and significantly improved their cardiovascular endurance during exercise.

According to the preliminary findings of the study, those subjects consuming a single serving of Celsius lost significantly more fat mass and gained significantly more fat-free mass (muscle mass) than those subjects consuming the placebo – a 93.8% greater loss in fat and 50% greater gain in fat-free mass, respectively. The study also confirmed that subjects consuming Celsius significantly improved measures of cardio-respiratory fitness (VO2peak) and the ability to delay the onset of fatigue when exercising to exhaustion (time-to-exhaustion). In fact, the Celsius group outperformed those consuming the placebo by 62.5% for VO2peak and 32.5% for time-to-exhaustion.

Celsius Holdings, Inc. has previously reported on breakthrough findings on other clinical studies dating back to June 11, 2005, when its first clinical study was presented at a meeting of the International Society of Sports Nutrition in New Orleans. In addition to showing that a single 12oz. serving of Celsius burns up to 100 calories, additional studies have shown that the impact of Celsius does not attenuate and that test subjects showed the calorie burning benefits of Celsius over a 28-day period, with no clinically adverse changes to important health markers.

This, most recent, 10-week blinded, placebo-controlled study was conducted on a total of 37 previously sedentary men and women. Subjects were randomly assigned into one of two groups: Group 1 consumed one serving of Celsius per day, and Group 2 consumed one serving of an identically flavored and labeled placebo beverage. Both groups participated in 10 weeks of combined aerobic and weight training, following the American College of Sports Medicine guidelines for previously sedentary adults. Fifteen minutes prior to each workout, participants consumed Celsius or the placebo; on non-training days, subjects consumed one beverage at any time of their choosing. Subjects’ diet was left uncontrolled (i.e. subjects were not instructed to change their diet).

“This study suggests that Celsius provides a significant, additive adaptation to the benefits of regular exercise,” stated Jeffrey R. Stout, Ph.D., who served as the Chief Researcher on the study, at the University of Oklahoma. “Specifically, consuming Celsius prior to exercise appears to augment ones’ training response to both aerobic and resistance (weight) training. Furthermore,” said Stout, “because we didn’t observe a statistically significant difference in strength between groups, but instead found significant improvements in body composition and cardiorespiratory fitness in those consuming the Celsius beverage, there appears to be preferential sequestering of fat for fuel, occurring both during exercise and while at rest. The same findings were previously reported out of Dr. Kerkisk’s lab.” Dr. Stout concluded by stating, “these are very interesting findings that, in my opinion, will set the tone for how people maximize their workouts. – Now it can be scientifically supported that, by consuming a pre-workout calorie burning beverage, a person can improve their response to exercise; however, these claims are unique to Celsius.”

“This latest clinical study, the fourth one with Celsius, exemplifies our commitment to solid clinical research. It clearly extends the proven functionality of Celsius to improving the benefits of regular exercise.  This study confirms what the scientists have always told us, but the results are significantly better than what we anticipated.” said Steve Haley, CEO of Celsius, Inc. “This most recent study, where we combined Celsius and exercise, was the next logical step in clinical research and further demonstrates our commitment to providing healthier choices so people can easily make lifestyle changes, live healthier lives and attain their fitness goals.”

About Celsius®
Celsius, the original, great tasting calorie burner, is a healthier choice that has been clinically shown to burn calories by raising metabolism and significantly enhances the benefits of regular exercise. The most recent clinical studies show significant increases in the benefits of exercise when consuming a single serving of Celsius before physical activity. Celsius contains Metaboost™, a proprietary blend of ingredients including Green Tea with EGCG, Ginger, Calcium, Chromium, B Vitamins, and Vitamin C.

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (OTC BB: CSUH.OB) manufactures Celsius through its wholly-owned operating subsidiary, Celsius, Inc. Celsius Inc. is quickly gaining attention in the emerging $36 billion functional food and beverage industry, as the creator of the negative calorie beverage category and as a pioneer and leader in developing healthier beverage choices. Celsius, Inc. is building unique distribution strategies to gain broad penetration in all channels serving its consumer targets in all geographies. The continued mission of the company is to provide healthy everyday refreshment through science and innovation. Celsius is available through multiple channels including grocery, drug, convenience stores, gyms and nutrition stores. Celsius is proudly carried by fine establishments such as Walgreens, CVS, HEB, Krogers, Vitamin Shoppe, Raleys, QFC, Hi-Health, Hannaford Supermarkets, Heinens, Sweetbay Supermarkets, Meijer, Discount Drug Mart, King Soopers, Dillons, Fry’s, Smiths, Demoulas Market Baskets, Bristol Farms and

Central Markets. For more information about Celsius and Celsius, Inc., please visit http://www.celsius.com. For investor information, please visit https://www.celsius.com/11-5_Investor_Info.htm.

Forward-Looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as ``anticipate,'' ``believe,'' ``could,'' ``estimate,'' ``expect,'' ``intend,'' ``may,'' ``should,'' ``will,'' and ``would'' or similar words. You should not rely on forward-looking statements because Celsius Holdings' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed in the reports Celsius Holdings files from time to time with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

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